EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 6, 2021 relating to the financial statements of Lulu’s Fashion Lounge Holdings, Inc., appearing in Registration Statement No. 333-260194 on Form S-1 of Lulu’s Fashion Lounge Holdings, Inc.

/s/ Deloitte & Touche LLP

San Francisco, California

November 10, 2021